Exhibit 10.9
Guarantee Agreement of Bank of Chongqing
(English Translation)

Party A (Loaner): Guiyang Branch , Bank of Chongqing Co., Ltd.

Party B (Guarantor): Bai Yulu, Ji Yudong, Zeng Yi, Shi Bei

Bank of Chongqing Co., Ltd.

Guarantee Agreement
Contract Code: (CYQB) Zi No. 0579 (2011)

Party A (Guarantee/Loaner): Guiyang Branch, Bank of Chongqing Co., Ltd.
Address: Suites #1, 2, 3, Shengshi Huating, No. 51, Jiefang Road, Nanming District, Guiyang
Tel: 0851-8577397                                                       Fax: 0851-8577377
Person in Charge: Huang Changsheng                  Position: Director

Party B (Guarantor): Bai Yulu, Ji Yudong, Zeng Yi, Shi Bei
Address: Suite 18, 24F, No. 3, Caozhuangyuan Street, Nanming District, Guiyang, Guizhou; Suite 2, 30F, Building B, No. 60, North Zhonghua Road, Yunyan District, Guiyang; Suite 8, 2F, Unit 2, No. 30, East Sanmin Road, Yunyan District, Guiyang, Guizhou; Suite 17-3, Xindongmenwai, Defeng Township, Liping County, Guizhou

Tel: _____________________________________                                      Fax: _________________________

Person in Charge: __________________________                                       Position: _____________________

Legal Representative: _______________________                                       Position: _____________________

In order to guarantee performance of the Circulating Fund Load Contract of Bank of Chongqing (hereinafter referred to as Main Contract) coded (CYQD) Zi No. 0577 (2011) entered into by and between Party A and Qian Xi Nan Aosen Forestry Company, Limited (hereinafter referred to as Loanee) on June 29th, 2011, Party B are willing to provide guaranty to Party A as guarantor for the Loanee under the Main Contract. Party A and Party B hereby agree to enter into this contract through negotiation according to the Guarantee Law of the People’s Republic of China, and are willing to observe the following terms.

Article 1 Scope of Guaranty. Scope of guaranty hereunder is 1 below:

1. All principal, interest, default interest, compound interest and expenses arising from the realization of Loaner’s rights of the loan to be born by the Loanee hereunder. The amount of the principal is RMB TWENTY MILLION YUAN ONLY (in word). The interest, default interest and compound interest are to be calculated as agreed upon herein.

2. ___________________________________________________________________________________________________________________________________

Article 2 Term of Guaranty. Term of guaranty hereof lasts for two extra years in addition to the period from effective date of the Contract to expiration date of the Main Contract. During the guaranty, if Party A transfers his credit to a third party according to law, Party B shall continue to assume his guaranty liabilities within the scope of the original guaranty.

Article 3 Guaranty Liabilities. Party B shall assume joint and several guaranty liabilities for all debt covered by the guaranty. If the Loanee fails to perform his obligations to repay the due debt, Party A may claim against both the Loanee and Party B directly. Party B shall irrevocably authorize Party A to deduct the interest owed and due principal from Party B’s bank account directly if the Loanee owes the interest or fails to pay off when the main debt is due (including expiration of the Contract or expiration of the Contract ahead of time).

Party B commits that his performance of the guaranty liabilities shall not be based on the Loaner’s exercise of the real rights for security (including the Main Loanee’s real rights for security) hereunder first.

Article 4 The guaranty hereunder is independent, and not affected by guaranty provided by other Guarantors. When the Main Contract is guaranty by several persons or guaranteed mortgage for other objects, Party B shall still assume joint and several liabilities for all debt covered by the guaranty.

Article 5 The guaranty hereof is irrevocable, and is neither affected by any agreement or document entered into by and between the Loanee and any organization, nor changed due to the Loanee’s bankruptcy, non-solvency of the loan, disqualification of enterprise, alteration of articles of association and alteration of name.

Article 6 Even if the Main Contract becomes void or some terms thereof become void for whatsoever reasons, the Loanee hereunder shall still perform his obligations to repay. As long as the Loaner’s credit is not paid off, Party B shall assume guaranty liabilities for the Loanee’s liabilities to repay as per conditions stated herein.

Article 7 Party B’s Statement and Guaranty

Party B is legally qualified to enter into and perform this contract, and is fully authorized (if required) by his board of directors or any other entitled institution to do so.

Party B guarantees that various application information provided to Party A is true, legal and valid, and contains no major mistake that fails to comply with the fact or omits any major fact.

Party B confirms that various application information provided to Party A by the Loanee is true, legal and valid, and contains no major mistake that fails to comply with the fact or omits any major fact.

Party B guarantees that he will notify Party A in writing of any alteration of his address, telephone number and scope of business, legal representative and name within ten days after the alteration.

If the Loanee fails to perform his debt as agreed upon herein, Party A has right to directly request Party B to assume all guaranty liabilities covered in the guaranty, regardless of other guaranty for Party A’s credit.

Party B shall agree on, accept and coordinate in the Loaner’s investigation into his property and business status during guaranty, including inquiry via phone, at site or at other information inquiry institution’s premise.

Party B has been fully informed of and understood all terms of This Contract and corresponding Main Contract. Both parties are willing to enter into this contract.

If Party A withdraws the loan ahead of time due to the Main Loanee’s breach of contract, Party B shall assume joint and several (guaranty) liabilities for solvency.

Article 8 Revision

1. If either party requests to revise this Contract, he shall give notification to the counterparty, and shall not revise until both parties enter into a written agreement. Before the written agreement is entered into, all terms hereof continue to be valid.

2. Party A’s tolerance of Party B shall not be deemed as alteration or cancellation hereof, unless any written alteration agreement is entered into as mentioned above.

3. When the Main Contract is revised, unless principal of the loan under the Main Contract is increased, which leads to enlargement of Party B’s guaranty liabilities, other contents of the Main Contract may be altered without Party B’s prior consent, and Party B shall still assume guaranty liabilities for the Main Contract altered. However, Party A is obliged to inform Party B of said alteration to the contract in a timely manner.

Article 9 Applicable Law and Settlement of Disputes

1. This contract is entered into according to the PRC laws, and applies to the PRC laws.

2. Disputes arising out of this Contract shall be settled in the way agreed upon in the Main Contract.

Article 10 Miscellaneous: ______________________________________________________________________________________________

__________________________________________________________________________________________________________________

_____________________________________________________________________________________________.

Article 11 This contract shall come into effect upon signatures and seals of both parties, and expire automatically after the Loanee pays off all debt hereunder or the Guarantor has performed his joint and several guaranty liabilities. This contract is in septuplicate, with one copy for the Guarantor, the Loanee and the Loaner each, which shall have the same legal effect.

Party A (Seal):	Party B (Seal):
(Corporate Loan Contract Chop of Guiyang Branch	Ji Yudong, Zeng Yi, Bai Yulu, Shi Bei
of Bank of Chongqing Co., Ltd.)
Person in Charge: Pan Jinguo	Legal Representative:
(Or Commissioned Agent)	(Or Commissioned Agent)

Signed on July 4th, 2011

3

Letter of Underwriting

Guiyang Sub-branch (Branch /Section), Bank of Chongqing Co., Ltd..:

This Guarantor is legally qualified as guarantor and is able to pay off the debt on behalf. I (We) are willing to (tick “ ” in the following options):

[  ] 1. Provide joint and several guaranty for the debt in the amount no more than RMB (in word) to the maximum provided to the Loanee as specified in a series of loan and acceptance contract entered into with you during MM      DD       YY      to MM      DD      YY      and its interest, liquidated damage, compensation for any damage and expenses arising from realization of Loaner’s rights of the loan.

[X] 2. Provide joint and several guaranty for the debt in the amount of RMB TWENTY MILLION YUAN ONLY (in word) under the Circulating Fund Loan of Bank of Chongqing coded (CYQD) Zi No. 0577 (2011) entered into with you and the interest, liquidated damage, compensation for any damage and expenses arising from realization of Loaner’s rights of the loan.

For Qian Xi Nan Aosen Forestry Company, Limited., the Borrower.

I (We) hereby confirm that the guaranty contract coded (CYQB) Zi No. 0579 (2011) entered into with you is true. This Guarantor assumes full legal responsibilities for terms listed therein.

Guarantor (Seal): Bai Yulu, Ji Yudong, Shi Bei, Zeng Yi	Legal Representative:
(Or Authorized Agent)
July 4th, 2011

Underwritten by: